UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025 (December 31, 2024)

FORMATION MINERALS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41209	87-2406468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 67

Jacksboro, Texas 76458

(Address of Principal Executive Offices) (Zip Code)

972-217-4080

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and the “Company” refer to Formation Minerals, Inc., a Nevada corporation, unless the context indicates otherwise.

Item 1.01. Entry Into A Material Agreement.

On December 31, 2024, we entered into an equity financing agreement (the “Equity Financing Agreement”) with GHS Investments, LLC, a Nevada limited liability company (the “Investor”), pursuant to which, the Investor has committed, subject to the satisfaction or waiver of certain conditions, to purchase up to an aggregate of $10.0 million of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to certain limitations, from time to time and at the Company’s sole discretion over a 24-month period as described below.

Under the terms and subject to the conditions of the Equity Financing Agreement, the Company has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase up to $10.0 million shares of the Common Stock. Such sales of Common Stock by the Company, if any, will be subject to certain limitations set forth in the Equity Financing Agreement, and may occur from time to time, at the Company’s sole discretion, over the 24-month period commencing on the date on which the Securities and Exchange Commission (the “SEC”) declares the Registration Statement (as defined below) effective under the Securities Act of 1933, as amended (the “Securities Act”). The Equity Financing Agreement further provides that the Company must issue one million (1,000,000) shares of Common Stock to the Investor as an equity incentive at the closing of, and in addition to the shares of Common Stock issued at, the initial purchase of shares of Common Stock pursuant to the Equity Financing Agreement (“Incentive Shares”). The purchase price of the shares of Common Stock issuable pursuant to the Equity Financing Agreement will be eighty percent (80%) of the market price of such shares of Common Stock, provided, however, that. if at any time, such shares of Common Stock are listed and traded on The Nasdaq Stock Market LLC or another national securities exchange having similar price restriction, the purchase price will be ninety percent (90%) of the lowest volume weighted average price as reported by Bloomberg, L.P. during the applicable pricing period. We will not be entitled to deliver a purchase notice to the Investor, unless (i) the Registration Statement (as defined below) is declared effective, (ii) the shares of Common Stock are listed or quoted for trading on the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or any of the OTC Markets, whichever is the principal market on which the Common Stock is then listed and traded (the “Principal Market”) and are not suspended from trading thereon, (iii) we have complied with our obligations under the Equity Financing Agreement and Registration Rights Agreement (as defined below), (iv) no injunction has been issued or is in force that prohibits the purchase or issuance of the shares of Common Stock pursuant to the Equity Financing Agreement, and (v) the issuance of the shares of Common Stock pursuant to the Equity Financing Agreement does not violate applicable requirements of the Principal Market. As of the date hereof, up to 379,787,879 shares of Common Stock are issuable pursuant to the Equity Financing Agreement assuming a purchase price of $0.2648 per share based on the lowest traded price for the Common Stock during the ten trading days preceding the date hereof. The Company intends to use the net proceeds from the sale of any shares of Common Stock under the Equity Financing Agreement for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the board of directors of the Company, in good faith, deems to be in the best interest of the Company.

The Equity Financing Agreement prohibits the Company from directing the Investor to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by the Investor (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the Investor beneficially owning more than 4.99% of the outstanding shares of Common Stock. The Investor has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of any of its affiliates, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Equity Financing Agreement.

On December 31, 2024, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor. Under the Registration Rights Agreement, the Company agreed to file one or more registration statements (the “Registration Statement”), as necessary, to register under the Securities Act the resale of all of the shares of Common Stock that may, from time to time, be issued or become issuable to the Investor under the Equity Financing Agreement and the Registration Rights Agreement. The Registration Rights Agreement requires that the Company file, within 30 days after execution of the Registration Rights Agreement, an initial Registration Statement and use commercially reasonable efforts to have such Registration Statement declared effective by the SEC within thirty (30) calendar days, but no more than ninety (90) calendar days after the Company has filed such Registration Statement.

The Equity Financing Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The Company has the right to terminate the Equity Financing Agreement at any time by providing the Investor 45 days written notice.

The shares of Common Stock issuable pursuant to the Equity Facility Agreement will be issued and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated by the SEC under the Securities Act, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made pursuant to the Equity Facility Agreement. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Equity Financing Agreement and the Registration Rights Agreement are summaries and, as such, do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Equity Financing Agreement and Registration Rights Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01. Other Events.

On January 7, 2025, we issued a press release, which press release is attached hereto as Exhibit 99.1, regarding the Company’s entry into the Equity Financing Agreement.

The information in this Current Report on Form 8-K with respect to Item 8.01 (including the press release attached hereto as Exhibit 99.1) is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This Current Report on Form 8-K (including Exhibit 99.1) will not be deemed an admission as to the materiality of any information contained herein.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Equity Financing Agreement, dated as of December 31, 2024 by and between Formation Minerals, Inc. and GHS Investments LLC.

10.2	Registration Rights Agreement, dated as of December 31, 2024 by and between Formation Minerals, Inc. and GHS Investments LLC.

99.1	Press Release, dated January 7, 2025.

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2025

FORMATION MINERALS, INC.

By:	/s/ Scott A. Cox
Scott A. Cox
President, Chief Executive Officer and Chief Financial Officer

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